Exhibit 10.1




                      HIGHWOODS REALTY LIMITED PARTNERSHIP

                                 DEED OF LEASE















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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.  LEASED PREMISES ......................................................   1
    ---------------
    a.   Premises ........................................................   1
    b.   Rentable Square Foot Determination ..............................   1

2.  TERM .................................................................   1
    ----
    a.   Commencement and Expiration Dates ...............................   1
    b.   Adjustments to Commencement Date ................................   1
    c.   Termination by Tenant for Failure to Deliver Possession .........   1
    d.   Delivery of Possession ..........................................   2
    e.   Adjustment of Expiration Date ...................................   2
    f.   Commencement Agreement ..........................................   2

3.  USE ..................................................................   2
    ----
    a.   Permitted Use ...................................................   2
    b.   Prohibited Uses .................................................   2
    c.   Prohibited Equipment in Premises ................................   2

4.  RENT .................................................................   2
    ----
    a.   Payment Obligations .............................................   2
    b.   Base Rent .......................................................   3
    c.   Additional Rent .................................................   3

5.  SECURITY DEPOSIT .....................................................   3
    ----------------
    a.   Amount of Deposit ...............................................   3
    b.   Application of Deposit ..........................................   4
    c.   Refund of Deposit ...............................................   4

6.  SERVICES BY LANDLORD .................................................   4
    -------------------
    a.   Base Services ...................................................   4
    b.   Landlord's Maintenance ..........................................   4
    c.   No Abatement ....................................................   5
    d.   Tenant's Obligation to Report Defects ...........................   5
    e.   Limitation on Landlord's Liability ..............................   5

7.  TENANTS ACCEPTANCE AND MAINTENANCE OF PREMISES .......................   5
    ----------------------------------------------
    a.   Acceptance of Premises ..........................................   5
    b.   Move-In Obligations .............................................   5
    c.   Tenant's Maintenance ............................................   5
    d.   Alterations to Premises .........................................   5
    e.   Restoration of Premises .........................................   5
    f.   Landlord's Performance of Tenant's Obligations ..................   6
    g.   Construction Liens ..............................................   6

8.  PROPERTY OF TENANT ...................................................   6
    ------------------
    a.   Personal Property Taxes .........................................   6
    b.   Removal .........................................................   6

9.  SIGNS ................................................................   6
    -----

10. ACCESS TO PREMISES ...................................................   6
    ------------------
    a.   Tenant's Access .................................................   6
    b.   Landlord's Access ...............................................   6
    c.   Emergency Access ................................................   7

11. TENANT'S COMPLIANCE ..................................................   7
    -------------------
    a.   Laws ............................................................   7
    b.   Rules and Regulations ...........................................   7




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12. ADA COMPLIANCE .......................................................   7
    ------------
    a.   Tenant's Compliance .............................................   7
    b.   Landlord's Compliance ...........................................   7
    d.   ADA Notices .....................................................   7

13. INSURANCE REQUIREMENTS ...............................................   7
    ----------------------
    a.   Tenant's Liability Insurance ....................................   7
    b.   Tenant's Property Insurance .....................................   7
    c.   Certificates of Insurance .......................................   7
    d.   Insurance Policy Requirements ...................................   8
    e.   Landlord's Property Insurance ...................................   8
    f.   Mutual Waiver of Subrogation ....................................   8

14. INDEMNITY ............................................................   8
    ---------
    a.   Indemnity .......................................................   8
    b.   Defense Obligation ..............................................   8

15. QUIET ENJOYMENT ......................................................   8
    ---------------

16. SUBORDINATION; NON-DISTURBANCE; ATTORNMENT AND ESTOPPEL CERTIFICATE ..   8
    -------------------------------------------------------------------
    a.   Subordination and Attornment ....................................   8
    b.   Non-Disturbance .................................................   9
    c.   Estoppel Certificates ...........................................   9

17. ASSIGNMENT-SUBLEASE ..................................................   9
    --------------------
    a.   Landlord Consent ................................................   9
    b.   Definition of Assignment ........................................   9
    c.   Permitted Assignments/Subleases .................................   9
    d.   Prohibited Assignments/Subleases ................................  10
    e.   Limitation on Rights of Assignee/Sublessee ......................  10
    f.   Tenant Not Released .............................................  10
    g.   Landlord's Right to Collect Sublease Rents upon Tenant Default ..  10
    h.   Excess Rents ....................................................  10
    i.   Landlord's Fees .................................................  10

18. DAMAGES TO PREMISES ..................................................  10
    -------------------
    a.   Landlord's Restoration Obligations ..............................  10
    b.   Termination of Lease by Landlord ................................  10
    c.   Termination of Lease by Tenant ..................................  11
    d.   Tenant's Restoration Obligation .................................  11
    e.   Rent Abatement ..................................................  11
    f.   Waiver of Claims ................................................  11

19. EMINENT DOMAIN .......................................................  11
    --------------
    a.   Effect on Lease .................................................  11
    b.   Right to Condemnation Award .....................................  11

20. ENVIRONMENTAL COMPLIANCE .............................................  11
    ------------------------
    a.   Environmental Laws ..............................................  11
    b.   Tenant's Responsibility .........................................  11
    c.   Tenant's Liability ..............................................  12
    d.   Limitation on Tenant's Liability ................................  12
    e.   Inspections by Landlord .........................................  12
    f.   Landlord's Liability ............................................  12
    g.   Property ........................................................  12
    h.   Tenant's Liability After Termination of Lease ...................  12

21. DEFAULT ..............................................................  12
    -------
    a.   Tenant's Default ................................................  12
    b.   Landlord's Remedies .............................................  13
    c.   Landlord's Expenses; Attorneys Fees .............................  13
    d.   Remedies Cumulative .............................................  13

                                       3

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    e.   No Accord and Satisfaction ......................................  13
    f.   No Reinstatement ................................................  13
    g.   Unlawful Detainer ...............................................  13

22. MULTIPLE DEFAULTS ....................................................  13
    -----------------
    a.   Loss of Option Rights ...........................................  13
    b.   Increased Security Deposit ......................................  14
    c.   Effect on Notice Rights and Cure Periods ........................  14

23. BANKRUPTCY ...........................................................  14
    ----------
    a.   Trustee's Rights ................................................  14
    b.   Adequate Assurance ..............................................  14
    c.   Assumption of Lease Obligations .................................  14

24. NOTICES ..............................................................  14
    -------
    a.   Addresses .......................................................  14
    b.   Form; Delivery; Receipt .........................................  15
    c.   Address Changes .................................................  15
    d.   Notice by Legal Counsel .........................................  15

25. HOLDING OVER .........................................................  15
    ------------

26. RIGHT TO RELOCATE ....................................................  15
    ------------------
    a.   Substitute Premises .............................................  15
    b.   Notice ..........................................................  15
    c.   Upfit of Substitute Premises ....................................  16
    d.   Relocation Costs ................................................  16
    e.   Lease Terms .....................................................  16
    f.   Limitation on Landlord's Liability ..............................  16

27. BROKERS COMMISSIONS ..................................................  16
    -------------------
    a.   Broker ..........................................................  16
    b.   Landlord's Obligation ...........................................  16
    c.   Indemnity .......................................................  16

28. MISCELLANEOUS ........................................................  16
    -------------
    a.   No Agency .......................................................  16
    b.   Force Majeure ...................................................  16
    c.   Building Standard Improvements ..................................  16
    d.   No Consequential or Incidental Damages ..........................  16
    e.   Satisfaction of Judgments Against Landlord ......................  16
    f.   Legal Costs .....................................................  17
    g.   Sale of Premises or Building ....................................  17
    h.   Transfer of Security Deposit ....................................  17
    i.   Tender of Premises ..............................................  17
    j.   Recordation .....................................................  17
    k.   Partial Invalidity ..............................................  17
    l.   Binding Effect ..................................................  17
    m.   Entire Agreement ................................................  17
    n.   Good Standing ...................................................  17
    o.   Terminology .....................................................  17
    p.   Headings ........................................................  17
    q.   Choice of Law ...................................................  17
    r.   Effective Date ..................................................  17

29. SPECIAL CONDITIONS OR ADDENDA ........................................  18
    -----------------------------

                        LEASE SUMMARY, TABLE OF CONTENTS
                               AND ATTACHMENT LIST

                                  Lease Summary

Tenant:           California Software, Inc.
-------           -------------------------
                  301 Concourse Boulevard, Suite 325
                  ----------------------------------
                  Glen Allen, Virginia 23060
                  --------------------------
Premises:         Suite                                 325
---------         Usable Square Feet                  5,906
                  Core Factor                           l2%
                  Rentable Square Feet                6,615

Term:             Commencement Date:                       August 1, 2001
----              Expiration Date:                         July 31, 2006

Rent:             Initial Monthly Base Rent:         $9,371.25
----
                 ALL RENTS ARE DUE ON THE 1st DAY OF EACH MONTH

                            SEND ALL RENT CHECKS TO:

                      HIGH WOODS REALTY LIMITED PARTNERSHIP
                                 P.O. Box 65196
                         Charlotte, North Carolina 28265
                              Tax ID #: 56-1869557


Right to Renew:  Tenant has the right to renew the Lease for an additional  Five
--------------   (5 years.

Additional Rents:
--------------
          Pro Rata Share              12%

          Expense Paid Directly By Tenant:  operating expense pass through

Security Deposit: $9,371.25
----------------

Broker:           Advantis GVA
-------           ------------

                  707 East Main Street, Suite 1400, Richmond, Virginia 23219
                  ----------------------------------------------------------

Commission Paid:                            $16,868.25
----------------                            ----------

Special Commission Terms:    Tenant may take occupancy as soon as the ease is
------------------------     signed and we will construct the Premises around
them. Rent will start August 1, 2001.

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                                  OFFICE LEASE


     THIS LEASE ("Lease"), made as of this 20th of June, 2001, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, ("Landlord") and CALIFORNIA SOFTWARE INC, a California corporation, ("Tenant"), provides as follows:

     1. LEASED PREMISES.

     a. Premises. Landlord leases to Tenant and Tenant leases from Landlord approximately 6,763 rentable square feet located in what is sometimes called the West Shore III Building (the "Building"), located at 301 Concourse Boulevard, Suite 32, Glen Allen, Henrico County, Virginia 23060 (the "Premises"), as more particularly shown on Exhibit A, attached hereto.

     b. Rentable Square Foot Determination. The usable area of the Premises is approximately 6,038 square feet. The rentable square feet of the Premises has been determined by multiplying the useable square feet by the core area factor of 1.12. The parties acknowledge that all square foot measurements are approximate. At Tenant's request, and Tenant's expense, the usable area of the Premises may be recalculated by the project architect in accordance with the American National Standard of Measuring Floor Area in Office Buildings, ANSI Z65.1-1980 (reaffirmed 1989) published by the Building Owners and Managers Association International ("BOMA"), provided that such calculation shall not change the core area factor. Tenant's request to re-measure the useable area must be made within six (6) months of the Commencement Date, or the right to require re-measurement shall be waived.

     2. TERM.

     a. Commencement and Expiration Dates. This Lease Term ("Term") is for sixty months, commencing on the earlier to occur of (i) the date on which Landlord's architect determines that the Premises is substantially complete and at least a temporary certificate of occupancy has been issued with respect to the Premises, or (ii) August 1, 2001 ("Commencement Date"), and expiring at midnight on July 31, 2006 ("Expiration Date"). Tenant shall have occupancy as soon as Landlord has demised the Premises, mailing it secure in itself and from the other parts of the floor. This is estimated to occur on or about June 28, 2001. Tenant and Landlord agree that Landlord shall construct the Premises around Tenant and Tenant shall begin paying rent on August 1, 2001, regardless of construction has completed.

     b. Adjustments to Commencement Date. The Commencement Date shall be adjusted as follows:

          i. If Tenant requests possession of the Premises prior to the Commencement Date, and Landlord consents, the Commencement Date shall be the date of possession. All rent and other obligations under this Lease shall begin on the date of possession, but the Expiration Date shall remain the same.

          ii. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, then the Commencement Date, Expiration Date, and all other date that may be affected by their change, shall be revised to conform t0 the date of Landlord's delivery of possession of the Premises to Tenant. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

     c. Termination by Tenant for Failure to Deliver Possession. In the event Landlord is unable to deliver possession of the Premises within (90) days after the original Commencement Date set forth in the first sentence of this Section 2 (excluding any delays resulting from force majeure or caused by Tenant - "Excused Delays"), then Tenant may terminate this Lease by giving written notice to Landlord within one hundred (100) days of the original Commencement Date (excluding Excused Delays). Tenant may not terminate the Lease, however, if it has taken possession of any part of the Premises.


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     d. Delivery of Possession. Delivery of possession of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a permanent or temporary Certificate of Occupancy issued by proper governmental authority, or (ii) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant.

     e. Adjustment of Expiration Date. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately receding such extension.

     f. Commencement Agreement. The Commencement Date, Term, and Expiration Date may be set forth in an amendment to the Lease (the "Commencement Agreement and Lease Amendment Number One") similar to Exhibit C, attached hereto, to be prepared by Landlord and executed by the parties.

     3. USE.

     a. Permitted Use. The Premises may be used only for general office purposes in a Class A office building in connection with Tenant's present business: general office ("Permitted Use"). Occupancy shall be limited to no more than 4persons per one thousand (1,000) rentable square feet.

     b. Prohibited Uses. Tenant shall not use the Premises:

          i. In violation of any restrictive covenants which apply to the premises;

          ii.  In any manner that constitutes a nuisance or trespass;

          iii. In any manner which increases any insurance premiums, r makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord's insurance premiums which results from Tenant's use of the Premises, Landlord may elect to per it the use and charge Tenant for the increase in premiums, and Tenant' failure to pay Landlord, on demand, the amount of such increase shall be an event of default;

          iv. In any manner that creates unusual demands for electricity heating or air conditioning;

          v. Occupancy of the Premises in excess of the limit set forth in Paragraph 3.a. above;

          vi. Use by Tenant, its officers, employees, agents, contractor and invitees of parking in excess of 4 spaces per thousand square feet of the Premises; or

          viii. For any purpose except the Permitted Use, unless consented to by Landlord in writing.

     c. Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems without Landlord's prior written consent. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. If heat generating machines or equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant as Additional Rent upon demand by Landlord.

     4. RENT.

     a. Payment Obligations. Tenant shall pay Base Rent and Additional Rent (collectively, "rent") on or before the first day of each calendar month during the Term, as follows:

          i.   Rent payments shall be sent to the following address:

               HIGHWOODS REALTY LIMITED PARTNERSHIP
               P.O. Box 65196
               Charlotte, North Carolina 28265
               Tax ID #: 56-1869557

          ii. Rent shall be paid without previous demand or notice an without set off or deduction. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease.

          iii. If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

          iv.  For each monthly Rent payment Landlord receives after the tenth
               (10th) day of the month, Landlord shall be entitled to all default remedies provided under the terms of this Lease, and a late charge in the amount of five percent (5%) of all Rent due for such month. If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all d fault remedies provided under the terms of this Lease and the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

     b. Base Rent. The first Lease Year is the first twelve (12) full months of the Term following the Commencement Date. The minimum Base Rent for the first Lease Year shall be $17.00 per rentable square foot. Each succeeding twelve (12) full month period shall also constitute a Lease Year. For each Lease Year following the first Lease Year, the Base Rent shall increase by an amount equal to the Base Rent for the preceding Lease Year, multiplied by Three percent (3%). Accordingly, Base Rent during the Term shall be paid according to the following Rent Schedule:

--------------------------------------------------------------------------------
MONTHS              BASE RENT PER RSF          MONTHLY RENT       ANNUAL RENT
--------------------------------------------------------------------------------
8/01/Ol to 7/31/02         $17.00               $9,371.25        $112,455.00
--------------------------------------------------------------------------------

8/01/O2 to 7/31/03         $17.51               $9,652.39        $115,828.65
--------------------------------------------------------------------------------

8/01/03 to 7/31/04         $18.04               $9,941.96        $119,303.51
--------------------------------------------------------------------------------

8/01/O4 to 7/31/05         $18.58               $10,240.22       $122,882.61
--------------------------------------------------------------------------------

8/01/O5 to 7/31/06         $19.13               $10,547.42       $126,569.O9
--------------------------------------------------------------------------------

     c. Additional Rent. In addition to Base Rent, Tenant shall pay as re it all sums and charges due and payable by Tenant under this Lease ("Additional Rent"), including, but not limited to, the following:

          i. Tenant's Proportionate Share of the increase in Landlord's Operating Expenses as set forth in Lease Addendum Number Three; and

          ii. Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior written notice to Tenant, may terminate this lease, unless, legally, Tenant can and does reimburse Landlord for such tax.

     5. SECURITY DEPOSIT.

     a. Amount of Deposit. Tenant shall deposit with Landlord the sum of $9,371.25, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder (the "Security Deposit"). The Security Deposit shall not bear interest.

     b. Application of Deposit. If, at any time, Tenant fails to perform its obligations, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant's default. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.

     c. Refund of Deposit. Unless Landlord uses the Security Deposit to cure a default of Tenant, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month's Rent.

     6. SERVICES BY LANDLORD.

     a. Base Services. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common wit other tenants, the following services:

          i.   Water for drinking, lavatory and toilet purposes.

          ii. Electricity for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than five (5) watts per usable square foot of electricity for convenience outlets serving the Premises.

          iii. Operatorless elevator service.

          iv. Building standard fluorescent lighting composed of 2' x 4' fixtures; Tenant shall service, replace and maintain at its own expense an incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

          v. Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, during business hours of 8:00 A.M. to 6:00 P.M. Monday through Friday, and 8:00 A.M. to 1:00 P.M on Saturday (excluding National and State holidays); provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service.

          vi. After hours, weekend and holiday heating and air conditioning at a charge of $20.00 per hour, per zone, with a minimum of two (2) hours per occurrence.

          vii. Janitorial services five (5) days a week (excluding National and State holidays) after normal working hours.

          viii. A reasonable pro-rata share of the unreserved free parking spaces of the Building, in common with the other tenants, for use by Tenant's employees and visitors.

          ix. All other services generally provided in Class A office buildings in the Richmond, Virginia metropolitan area.

          x.   General property management for the Building.

     b. Landlord's Maintenance. Landlord shall pay for and make all repairs and replacements to the Building (including Building fixtures and equipment), common areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 7. Landlord's maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement. Landlord shall maintain the Building, common areas and Building Standard Improvements on the Premises, except for repairs and replacements the Tenant must make under Section 7, to the same standard as other Class A office buildings in the Richmond, Virginia metropolitan area.

     c. No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the building systems (including electricity and HVA systems) for scheduled maintenance and safety inspections, and in cases of emergency.

     d. Tenant's Obligation to Report Defects. Tenant shall report to Landlord, upon the knowledge of Tenant, any defective condition in or about the Premises which is reasonably apparent to Tenant. Landlord shall not be liable for repair of any such condition unless so reported by Tenant to Landlord.

     e. Limitation on Landlord's Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, unless such damage is attributable to Landlord's gross negligence or willful misconduct. Without limiting the foregoing, Landlord shall not be responsible for providing telephone or other communication services to the Premises. Landlord shall only be responsible to provide conduit and cabling from the Premises to the nearest pedestal of such service providers. Except as otherwise provided herein, Landlord shall not be required to provide Tenant access to any satellite dish.

     7. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES

     a. Acceptance of Premises. Subject to the terms of the attached Workletter, if any, Tenant's occupancy of the Premises is Tenant's representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and (iii) constitutes Tenants acceptance of the Premises "as is", excepting for latent defects. Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter.

     b. Move-In Obligations. During Tenant's move-in, a representative of Tenant must be on-site with Tenant's moving company to insure proper treatment of the Building and the Premises. Elevators in multi-story office buildings must remain in use for the general public during business hours. Any specialized use of elevators must be coordinated with Landlord's Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the building or the Premises due to moving will be the sole responsibility of Tenant.

     c. Tenant's Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises needed because of Tenant's misuse or negligence; (iii) repair and replace Non-Building Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant's request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste, normal wear and tear accepted. Any repairs and replacements the Building needed because of Tenant's misuse or neglect shall be repaired by Landlord at Tenant's sole cost and expense, and such costs shall constitute Additional Rent.

     d. Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises. If Tenant requires such alterations, Tenant shall provide Landl0rd's Property Manager with a complete set of construction drawings, and the agent shall then determine the actual cost of the work to be done (to include a construction supervision fee of five percent (5%) of the cost of the work to be paid to Landlord). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations.

     e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and (ii) restore the Premises at Tenant's sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Building Standard Improvements, such as cabling or raised floors for computer or communications systems, such improvements shall be removed as part of Tenant's restoration obligation. Landlord, however, may elect to require Tenant to leave any alterations in the Premises unless at the time of such alterations Landlord agreed in writing that Tenant could remove such alterations. If Tenant removes any alterations, then Tenant must repair any damage caused by such removal.

     f. Landlord's Performance of Tenant's Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and there after diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of twelve percent (12%) per annum, whichever is less) accruing from the date of expenditure through the date paid.

     g. Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant's agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge the lien within ten
(10) days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

     8. PROPERTY OF TENANT.

     a. Personal Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant's equipment, fixtures, furniture, leasehold improvement and personal property located in the Premises.

     b. Removal. Provided Tenant is not in default, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

     9. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, wall or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant shall have the right to such interior signage as may be set forth in the Workletter.

     10. ACCESS TO PREMISES.

     a. Tenant's Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant's use of and access to the Premises during non-business hours compromise the security of the Building.

     b. Landlord's Access. Landlord shall have the right, at all reasonable times and upon reasonable notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants.

     c. Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

     11. TENANT'S COMPLIANCE.

     a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.

     b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building. Any conflict between his Lease and the Rules and Regulations shall be governed by the terms of this Lease.

     12. ADA COMPLIANCE.

     a. Tenant's Compliance. Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the "ADA").

     b. Landlord's Compliance. Landlord, at Landlord's sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the common areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises, after Tenant has taken occupancy of the Premises, such responsibility belonging to the Tenant as outlined in subparagraph 12(a) above. Landlord shall not be required to make changes to the common areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

     c. ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

     13. INSURANCE REQUIREMENTS.

     a. Tenant's Liability Insurance. Throughout the Term, Tenant, at its sole Cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient.

     b. Tenant's Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant's Property for full replacement value and with coinsurance waived. For purposes of this provision, "Tenant's Property" shall mean Tenant's personal property and fixtures located in the Premises, and any Non-Building Standard improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant's property, regardless of the cause of the loss or damage.

     c. Certificates of Insurance. Prior to taking possession of the premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

     d. Insurance Policy Requirements. Tenant's insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name the non-procuring party as the landlords or tenants may be added as additional insureds in a blanket policy;
(iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the non-procuring party; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

     e. Landlord's Property Insurance. Landlord shall keep the Building including the improvements (but excluding Tenant's Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

     f. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successor and assigns, and Tenant hereby releases and waives unto Landlord (including all partners stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premise or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers' rights of subrogation.

     14. INDEMNITY. Subject to the insurance requirements, release and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

     a. Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

     b. Defense Obligation. If any such action is brought against Landlord then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord's insurer, or other counsel acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

     15. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.

     16. SUBORDINATION; NON-DISTURBANCE; ATTORNMENT AN ESTOPPEL CERTIFICATE.

     a. Subordination and Attornment. Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit E (the "SNDA") or other form reasonably acceptable to Landlord and its mortgagee containing, at a minimum, the following:

          i. Making this Lease superior or subordinate to the interests of mortgagee;

          ii.  Agreeing to attorn to the mortgagee;

          iii. Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

          iv. Permitting the mortgagee (or other purchaser at any for closure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired;

          v.   Agreeing to attorn to any successor Landlord; and

          vi. Containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may reasonably request.

     b. Non-Disturbance. Tenant's obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee's agreement not to disturb Tenant's possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.

     c. Estoppel Certificates. Tenant agrees to execute within ten (10) days after request, and as often as requested, an estoppel certificate in the form attached hereto as Exhibit F, or other form reasonably acceptable to Landlord and its mortgagee, confirming any factual matter requested which is true and is within Tenant's knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

     17. ASSIGNMENT - SUBLEASE.

     a. Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. Factors which Landlord may consider in consenting to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sublessee, (ii) the proposed use of the Premises, and (iii) any renovations to the Premises or special services required by the assignee or sublessee. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. On consent shall not be the basis for any further consent.

     b. Definition of Assignment. For the purpose of this Section 7, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant;
(ii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the owners of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant's stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

     c. Permitted Assignments/Subleases. Notwithstanding the foregoing. Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under the common control with, Tenant at the Commencement Date; or

(ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Section 3. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder.

     d. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

     e. Limitation on Rights of Assignee/Sublessee. Any assignment or sublease for which Landlord's consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

     f. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

     g. Landlord's Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

     h. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be split between Landlord and Tenant.

     i. Landlord's Fees. Tenant shall pay Landlord an administration fee of $500.00 per assignment or sublease transaction for which consent is required. If Landlord assists Tenant in finding an assignee or subtenant, Landlord shall be paid a reasonable fee for such assistance.

     18. DAMAGES TO PREMISES.

     a. Landlord's Restoration Obligations. If the Building or Premises are damaged by fire or other casualty ("Casualty"), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

          i. The casualty must be insured under Landlord's insurance policies, and Landlord's obligation is limited to the extent of the insurance proceeds received by Landlord. Landlord's duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

          ii. Landlord's lender(s) must permit the insurance proceeds be used for such repair and restoration.

          iii. Landlord shall have no obligation to repair and restore Tenant's trade fixtures, decorations, signs, contents, or any Non-Building Standard improvements to the Premises.

     b. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give written notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of the notice of termination.

     c. Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty ("Restoration Period"); (ii) the Restoration Period has not been delayed by force majeure; and (iii) Tenant gives Landlord written notice of the termination within fifteen 15 days after the end of the Restoration Period (is extended by any force majeure delays). If Landlord is delayed by force majeure, then Landlord must provide Tenant with written notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

     d. Tenant's Restoration Obligations. Unless terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant' trade fixtures, decorations, signs, contents, and any non-Building Standard improvements to the Premises. All repair, restoration or replacement shall be at least to the same condition as existed prior to the Casualty. The proceeds of all insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

     e. Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant's business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be n abatement of Rent.

     f. Waiver of Claims. The abatement of the Rent set forth above is Tenant's exclusive remedy against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

     19. EMINENT DOMAIN.

     a. Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

     b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord ) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

     20. ENVIRONMENTAL COMPLIANCE.

     a. Environmental Laws. The term " Environmental Laws" shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

     b. Tenant's Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and hen only after written notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

     c. Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 20 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Premises into the same condition as prior to occupancy and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 20.

     d. Limitation on Tenant's Liability. Tenant's obligations under this
Section 20 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

     e. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 20. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 20. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 20, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty
(30) days thereafter (not to exceed two (2) such Audit per calendar year), shall be paid for on demand by Tenant.

     f. Landlord's Liability. Landlord represents and warrants that, to the best of Landlord's knowledge, there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord's violation of this representation and warranty.

     g. Property. For the purposes of this Section 20, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

     h. Tenant's Liability After Termination of Lease. The covenants contained in this Section 20 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 20.

     21. DEFAULT.

     a. Tenant's Default. Tenant shall be in default under this Lease if Tenant:

          i. Fails to pay when due any Base Rent, Additional Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease;

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


          ii. Breaches any other agreement, covenant or obligation in his Lease and such breach is not remedied within fifteen (15) days after Landlord gives Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within fifteen
               (15) days, Tenant does not commence curing within thirty (30) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

          iii. Files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

          iv. Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

     b. Landlord's Remedies. In the event of a Tenant default, Landlord at its option may do one or more of the following: (i) terminate this Lease; (ii) repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable; (iii) declare the entire Base Rent and Additional Rent immediately due and payable and bring action for recovery of all amounts so due; (iv) seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord; (v) without obtaining any court authorization, lock the Premises and deny Tenant access thereto (vi) pursue any other remedy available in law or equity.

     c. Landlord's Expenses; Attorneys Fees. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

     d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subseqent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

     e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

     f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect an pending suit or any judgment previously obtained.

     h. Unlawful Detainer. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for unlawful detainer from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

     22. MULTIPLE DEFAULTS.

     a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two (2) or more occasions during any twelve
(12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

     b. Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit to, a sum equal to three (3) months' installments of Base Rent. The Security Deposit shall be governed by the terms of this Lease.

     c. Effect on Notice Rights and Cure Periods. Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

     23. BANKRUPTCY.

     a. Trustee's Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

     b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term "adequate assurance" shall include at least the following:

          i. In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (is hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

          ii. Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such propose assignment, which business does not violate the Use provisions under Section 3 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 3a. It is understood that Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

     c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

     24. NOTICES.

     a. Addresses. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):

LANDLORD:       HIGHWOODS REALTY LIMITED PARTNERSHIP
                c/o Highwoods Properties, Inc.
                3100 Smoketree Court, Suite 600
                Raleigh, North Carolina 27604
                Attn:  Manager, Lease Administration
                Facsimile #: 919/790-8749

With a copy to:     HIGHWOODS REALTY LIMITED PARTNERSHIP
                    4501 Highwoods Parkway, Suite 400
                    Glen Allen, VA 23060
                    Attn: Lease Administrator
                    Facsimile #: 804-965-0164

TENANT:             CALIFORNIA SOFTWARE, INC.
                    301 Concourse Boulevard
                    Suite 325
                    Glen Allen, Virginia 23060
                    Facsimile #:

                    CALIFORNIA SOFTWARE, INC.
                    Bruce Acacio, CEO
                    2485 McCabe Road
                    Second Floor
                    Irvine, California 92614
                    949-838-0350

     b. Form; Delivery; Receipt. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery,
(ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

     c. Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

     d. Notice by Legal Counsel. Notices may be given on behalf of any party by such party's legal counsel.

     25. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms an conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and there forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

     26. RIGHT TO RELOCATE.  -   INTENTIONALLY DELETED



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


     27. BROKER'S COMMISSIONS.

     a. Broker. Each party represents and warrants to the other that it ha not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except Advantis GVA, whose address is 707 East Main Street, Suite 1400, Richmond, Virginia 23219 ("Broker").

     b. Landlord's Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord's separate agreement with the Broker.

     c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

     28. MISCELLANEOUS.

     a. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title to the Building is paramount, and that it can do nothing to affect or impair Landlord's title.

     b. Force Majeure. The term "force majeure" means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation appropriation or rationing), unusual delay in deliveries or unavailability of materials, unavoidable casualties, or other causes beyond the Landlord's reasonable control.

     c. Building Standard Improvements. The term "Building Standard Improvements" shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, materials fixtures and finishes.

     d. No consequential or Incidental Damages. Nothwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any consequential or incidental damages.

     e. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of:

(i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, an such money judgment.

     f. Legal Costs. Should either party prevail in any legal proceedings against the other party for breach of any provision in this Lease, then the prevailing party shall be liable for the costs and expenses of the non-prevailing party, including its reasonable attorneys' fees (at all tribunal levels).

     g. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

     h. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

     i. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

     j. Recordation. This Lease may not be recorded without Landlord's prior written consent, but Tenant and Landlord agree, upon the request of the other party to execute a memorandum hereof for recording purposes.

     k. Partial Invalidity. The invalidity of any portion of this Lease shall no invalidate the remaining portions of the Lease.

     l. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

     m. Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this ease contains the entire agreement of the parties hereto with respect to the subject matter hereof

     n. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant an warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of North Carolina, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

     o. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

     p. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

     q. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.

     r. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of this first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

     29. SPECIAL CONDITIONS OR ADDENDA. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any addenda are noted below, such addenda are incorporated herein and made a pa1t of this Lease.

        29.1    Attachments.
                Lease Addendum Number One -- "Project Schedule"
                Lease Addendum Number Two - "Work Letter"
                Lease Addendum Number Three "Additional Rent - Operating 29.d./ Expense Pass Throughs"
                Lease Addendum Number Four - "Option to Extend Lease Term" Exhibit A -- Premises
                Exhibit B -- Rules and Regulations
                Exhibit C -- Commencement Agreement
                Exhibit D - Janitorial Specifications
                Exhibit E - Form of Subordination, Non-Disturbance and
                             Attornment Agreement
                Exhibit F - Form of Estoppel Certificate





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